Exhibit 99.1

Terns Pharmaceuticals Appoints Amy Burroughs as Chief Executive Officer

Proven Industry Executive Brings More Than 25 Years of Leadership Experience

FOSTER CITY, Calif., Feb. 7, 2024 (GLOBE NEWSWIRE) – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today announced the appointment of Amy Burroughs as chief executive officer (CEO), effective immediately. Ms. Burroughs will also join the Terns board of directors.

“We are pleased to welcome Amy to the Terns team to lead the company in its next stage of growth,” said David Fellows, chairman of the board of directors. “Over the course of her distinguished career, Amy has advanced therapeutics through the drug development process in many disease areas and has led commercial, financial, partnering and business strategies at both small and mid-sized companies. We are confident her leadership experience as a CEO and senior executive will be incredibly valuable as we advance our programs to later stage development and partnership.”

“It is a privilege to have the opportunity to work with the Terns team to continue the progress made over the last five years to discover and develop potentially best-in-class small molecules with clinically validated mechanisms of action that will bring important therapies to people with serious diseases,” said Ms. Burroughs. “The company has the strong balance sheet, capabilities, and people to execute on both near-term and longer-term value drivers in oncology and metabolic diseases.”

Most recently, Ms. Burroughs served as CEO at Cleave Therapeutics, where she led the company through financings, spearheaded licensing and collaboration deals, and oversaw the clinical development of its investigational therapy, CB-5339, for the treatment of acute myeloid leukemia. Previously, she served as executive in residence at 5AM Ventures and, in parallel, as senior advisor to one of its portfolio companies, Crinetics Pharmaceuticals, during its initial public offering. Earlier in her career, Ms. Burroughs held roles of increasing responsibility in commercial and strategy at Genentech, commercial and business development at other high growth therapeutics companies, talent and governance at Egon Zehnder International, and brand management at Procter & Gamble. Ms. Burroughs earned an M.B.A. from Harvard Business School, where she graduated as a Baker Scholar, and a B.A. in computer science with a minor in economics from Dartmouth College. She is currently a member of the board and audit committees at Tenaya Therapeutics.

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline includes three clinical-stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-ß agonist and preclinical GIPR modulator programs. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of potential results of development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com